Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in this Amended Registration Statement on Form S-1 (No. 333-176381) of Alamo Energy Corp. for the registration of 20,590,519 shares of its common stock and to the incorporation therein of our report dated July 28, 2011, with respect to the financial statements of Alamo Energy Corp., and to the reference to our firm under the caption “Experts” in the Prospectus.

Q Accountancy Corporation

/s/ Q Accountancy Corporation
Laguna Hills, California
September 20, 2011